Exhibit 5.1
milner house
18 parliament street
p.o. box hm 1561
hamilton hm fx
bermuda
telephone: (441) 295-4630
fax: (441) 292-7880
website: www.chw.com
April 9, 2010
NewLead Holdings Ltd.
83 Akti Miaouli & Flessa Str.
185 38 Piraeus
Greece
Dear Sirs,
Re: NewLead Holdings Ltd. (the “Company”)
We have acted as special legal counsel in Bermuda to the Company in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form F-3 (the “Registration Statement”) pursuant to which the Company is registering, under the Securities Act of 1933 (as amended) (the “Securities Act”), the following:
(a)	common shares of par value US$0.01 each in the capital of the Company (the “Common Shares”);

(b)	preference shares of par value US$0.01 each in the capital of the Company (the “Preferred Shares”);

(c)	debt securities (the “Debt Securities”); and

(d)	warrants to subscribe for Common Shares, Preferred Shares or Debt Securities (the “Warrants”),
some or all of which may be issued, in any combination of the above, separately or as units, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at an aggregate public offering price not to exceed US$500,000,000. The Common Shares, the Preferred Shares, the Debt Securities and the Warrants are collectively referred to herein as the “Offered Securities”.
We understand that:
(i)	the Debt Securities may be issued pursuant to the terms of an indenture between the Company and a trustee to be named therein (the “Indenture”); and

(ii)	the Warrants may be issued pursuant to the terms of a warrant agreement between the Company and a bank or trust company (acting as warrant agent) to be named therein (the “Warrant Agreement”).

For the purposes of giving this opinion we have examined and relied upon a copy of the Registration Statement filed on 26 March 2010 and have also examined and relied upon the documents listed (and defined) in the Schedule to this opinion and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.
Assumptions
We have assumed (without making any investigation thereof):
(a)	the genuineness and authenticity of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that each of the documents that was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the accuracy and completeness of all factual representations (save for facts that are the subject of our opinions herein) made in the Registration Statement and other documents reviewed by us, and that such representations have not since such review been materially altered;

(d)	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the board of directors of the Company (the “Board”) by unanimous written resolution;

(e)	that there is no matter affecting the authority of the directors of the Company to (i) sign and deliver the Registration Statement or (ii) offer and issue the Offered Securities, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(f)	that the Indenture and the Warrant Agreement will be governed by the laws of New York (the “Foreign Laws”); and

(g)	upon their execution, the validity and binding effect under the Foreign Laws of the Indenture and the Warrant Agreement.
Reservations
(a)	We do not purport to be qualified to pass upon, and express no opinion herein as to, the laws of any jurisdiction other than those of Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)	We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Registration Statement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies that are available in other jurisdictions.

(c)	The obligations of the Company in respect of the Debt Securities and the Warrants:
(i)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors;

(ii)	will be subject to statutory limitation of the time within which proceedings may be brought;

(iii)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; and

(iv)	may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.
Opinions
We have made such examination of the laws of Bermuda as currently applied by the courts of Bermuda as in our judgement is necessary for the purpose of these opinions. Based upon and subject to the assumptions and qualifications set out in this opinion, we are of the opinion that:
1.	The Common Shares (including those duly issued upon due conversion, exchange or exercise of any Preferred Shares, Debt Securities or Warrants) will, when:
(a)	specifically authorised for issue by the Board (or a duly authorised committee of the Board) (the “Common Shares Authorising Resolutions”);

(b)	the Registration Statement has become effective under the Securities Act;

(c)	their terms of issue have been duly established in accordance with the Constitutional Documents (and provided that they (i) do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and (ii) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company);

(d)	issued as contemplated by the Registration Statement; and

(e)	the Company has received the consideration provided for in the Common Shares

Authorising Resolutions (being the payment, in full, of the issue price of the Common Shares), be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

2.	The Preferred Shares (including those duly issued upon due conversion, exchange or exercise of any Debt Securities or Warrants) will, when:
(a)	specifically authorised for issue by the Board (or a duly authorised committee of the Board) (the “Preferred Shares Authorising Resolutions”);

(b)	the Registration Statement has become effective under the Securities Act;

(c)	their terms of issue have been duly established in accordance with the Constitutional Documents (and provided that they (i) do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and (ii) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company);

(d)	issued as contemplated by the Registration Statement; and

(e)	the Company has received the consideration provided for in the Preferred Shares Authorising Resolutions (being the payment, in full, of the issue price of the Preferred Shares), be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
3.	The Debt Securities (including those duly issued upon due conversion, exchange or exercise of any Preferred Shares or Warrants) will, when:
(a)	specifically authorised for issue by the Board (or a duly authorised committee of the Board) (the “Debt Securities Authorising Resolutions”);

(b)	the Registration Statement has become effective under the Securities Act;

(c)	the Indenture has been duly authorised, executed and delivered by the parties thereto;

(d)	their terms of issue have been duly established in accordance with the applicable Indenture (and provided that they (i) do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and (ii) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company);
(e)	duly executed and authenticated in accordance with the Indenture and issued as contemplated in the Registration Statement; and

(f)	the Company has received the consideration provided for in the Debt Securities Authorising Resolutions, constitute legal, valid and binding obligations of the Company.
4.	The Warrants (including those duly issued upon due conversion, exchange or exercise of any Preferred Shares or Debt Securities) will, when:
(a)	specifically authorised for issue by the Board (or a duly authorised committee of the Board) (the “Warrants Authorising Resolutions”);

(b)	the Registration Statement has become effective under the Securities Act;

(c)	the Warrant Agreement has been duly authorised, executed and delivered by the parties thereto;

(d)	their terms of issue have been duly established in accordance with the Warrant Agreement (and provided that they (i) do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (ii) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company);

(e)	duly executed and countersigned in accordance with the Warrant Agreement and issued as contemplated by the Registration Statement; and

(f)	the Company has received the consideration provided for in the Warrants Authorising Resolutions, constitute legal, valid and binding obligations of the Company.
Disclosure
This opinion may be relied upon by the Company only in connection with the offer of the Offered Securities while the Registration Statement is in effect. We understand that the Company wishes to file this opinion as an exhibit to the Registration Statement and we hereby consent thereto.
This opinion may not be used or relied upon by the Company or any other person for any other purpose whatsoever, without our prior written consent, except as may be required by any court or other governmental or regulatory authority or in connection with any litigation or other proceeding to which this opinion letter may be relevant.
This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.
Yours faithfully,
/s/ COX HALLETT WILKINSON

Schedule
1.	Copies of the certificate of incorporation, a certificate of incorporation on change of name, the memorandum of association and bye-laws of the Company certified by the assistant secretary of the Company on 29 March 2010 (collectively referred to as the “Constitutional Documents”).

2.	A copy of unanimous written resolutions of the Board effective on 22 December 2010 (the “Resolutions”).